CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Centale, Inc.
6700 N. Andrews Avenue, Suite 605
Ft. Lauderdale, FL  33309


     We consent to the incorporation by reference in the Registration Statement (Form SB-2) pertaining to Centale, Inc. of our report dated June 13, 2006, with respect to the consolidated financial statements and schedules of Centale, Inc. included in its Annual Report (Form 10-
KSB) for the year ended March 31, 2006, filed with the Securities and Exchange Commission.


/s/ ROTENBERG AND COMPANY, LLP
------------------------------
ROTENBERG AND COMPANY, LLP


Rochester, New York
September 11, 2006